STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of January 19, 2007, by and between RxElite Holdings Inc. (“Seller”), and the investors listed on Exhibit A hereto (the “Buyers”).

WITNESSETH:

WHEREAS, Seller desires to sell to Buyers the shares of Seller’s common stock (the “Common Stock”) and warrants to purchase common stock (the “Warrants”) listed next to each Buyer’s name on Exhibit A hereto;

WHEREAS, Seller has agreed to effect the registration of the shares of common stock referred to above subject to and on the terms and conditions set forth in a registration rights agreement substantially in the form of Exhibit B hereto (the “Registration Rights Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:

1. Sale and Purchase of the Common Stock and Warrants.

1.1. Sale and Purchase.

Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2 hereof), Seller shall issue to each Buyer, and such Buyer shall purchase from Seller, for the Purchase Price per share (as defined in Section 1.2(a) hereof), the shares of Common Stock and the Warrants listed next to Buyer’s name on Exhibit A.

1.2. Purchase Price and Payment.

(a) Purchase Price. The purchase price per share of Common Stock and for one-half Warrant shall be US$0.60 (the “Purchase Price”). Each Warrant shall be exercisable for two years from the date of issuance, at an exercise price of US$0.85 per share, and shall be in the form of Exhibit C hereto.

(b) Payment of Purchase Price. The Purchase Price shall be paid to Seller by Buyers on the Closing Date (as defined in Section 2 hereof) via federal funds wire transfer(s) of immediately available funds, in accordance with written instructions provided to Buyer in Exhibit D.

1.3. Penalty for Failure to File Registration Statement. Upon the occurrence of an RxElite Breach (as such term is defined in Section 6(a) of the Registration Rights Agreement), as Buyer’s sole and exclusive remedy for such RxElite Breach, Seller shall forthwith issue to each Buyer an additional 1/10th of one share of Common Stock for each share of Common Stock purchased hereunder and an additional 1/10th of one Warrant for each Warrant purchased hereunder.

2. Closing. (a) The closing of the sale and purchase of the Common Stock and Warrants hereunder (the “Closing”) shall be deemed to take place at the offices of the
Seller, at 4:00 p.m., local time, on the date hereof, or at such later time or date as Buyer and Seller may mutually agree in writing. The date upon which the Closing shall occur is herein called the “Closing Date”. (b) The Closing shall take place at such time as Buyers will purchase Common Stock and Warrants for an aggregate Purchase Price of $5,000,000 or more. (c) During a period of 90 calendar days after the Closing, the Seller may hold one or more additional Closings with respect to Buyers who desire to purchase Common Stock and Warrants on the terms set forth in this Agreement and such Buyers shall become parties to this Agreement on the date of such subsequent Closing, provided, however, that nothing herein shall be implied to require the Seller to sell Common Stock and Warrants to such prospective Buyers.

3. Representations and Warranties of Seller. Seller hereby represents and warrants to the Buyers as follows:

3.1. Due Organization and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently contemplated. Seller is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or the locations of its property requires such qualification, except where the failure to do so would not have a material adverse effect on Seller’s business, operations, assets or condition (financial or otherwise).

3.2. Power and Authority. Seller has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and is the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect generally affecting the enforcement of creditors’ rights, specific performance, injunctive or other equitable remedies.

4. Representations and Warranties of Buyer. Each of the Buyers, severally and not jointly, hereby represents and warrants to Seller as follows:

4.1. Due Existence; Authority. If Buyer is a company, it is a duly organized legal entity, validly existing and in good standing under the laws of the state of its organization and has the requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. If Buyer is a partnership, syndicate or other form of unincorporated organization, Buyer has the necessary legal capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof. If Buyer is a natural person, Buyer has obtained the age of majority and has the legal capacity and competence to execute this Agreement and to take all actions required pursuant thereto.

4.2. Enforceability. This Agreement has been duly executed and delivered by Buyer and is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws generally affecting the enforcement of creditors' rights, specific performance, injunctive or other equitable remedies.

4.3. Investment Representations. Buyer is acquiring the Common Stock and Warrants (the “Securities”), and any capital stock issuable upon exercise of the Securities, for Buyer’s own account, for investment and not with a view to, or for sale in connection with, any distribution of such securities or any part thereof. Buyer (i) has such knowledge and experience in financial and business affairs that it is capable of evaluating the merits and risks involved in purchasing the Securities, (ii) is able to bear the economic risks (including, a complete loss) involving in purchasing the Securities and has the adequate means of providing for its current needs and contingencies, (iii) has had the opportunity to ask questions of, and receive answers from, Seller and persons acting on Seller’s behalf concerning Seller’s business, management, and financial affairs and the terms and conditions of the Securities. Buyer’s jurisdiction of residence is set forth on Exhibit A.

4.4 33 Act. The Buyer acknowledges that all documents, records and books pertaining to this investment have been made available for inspection by him, his attorney and/or his accountant as set forth in Rule 502 of Regulation D under the Securities Act of 1933, as amended (the “Act”) and that all records and books of the Seller were available during reasonable business hours at the Seller’s principal place of business. The Buyer and/or his adviser(s) have had a reasonable opportunity to ask questions of and receive answers from the Seller, or a person or persons acting on its behalf, concerning the terms and conditions of the offering of the Securities, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense. All such questions have been answered to the full satisfaction of the Buyer.

4.5 Accredited Investor; Residence. The Buyer is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Act. The jurisdiction referred to under “Address” in Exhibit A attached hereto is Buyer’s residence or place of business and is not created or used solely for the purpose of acquiring the Securities and Buyer is not purchasing the Securities for the account or benefit of any person in any jurisdiction other than such jurisdiction;

4.6 THE BUYER RECOGNIZES THAT AN INVESTMENT IN THE SELLER IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK, AND THAT PURCHASERS OF SECURITIES COULD LOSE THEIR ENTIRE INVESTMENT.

4.7 Certain Securities Matters. In reliance upon the Buyer’s representations and warranties in this Agreement (including Appendix A and B to this Agreement), neither the offering nor the sale of the Securities has been registered under the Act or any state securities laws or regulations. The Buyer was not offered or sold the Securities, directly or indirectly, by means of any form of general solicitation or general advertising, including the following: (i) any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium or broadcast over television or radio; or (ii) to the knowledge of the Buyer, any seminar or meeting whose attendees had been invited by any general advertising. There is no public market for the Securities and the Seller is under no obligation to register the Securities on the Buyer’s behalf or to assist the Buyer in complying with any exemption from registration (other than as set forth in the Registration Rights Agreement). Buyer has not received or been provided with a prospectus, offering memorandum or sales or advertising literature and Buyer’s decision to purchase the Securities was not based upon and Buyer has not relied upon any verbal or written representations as to fact made by Seller or any other person but that Buyer’s decision was based upon the information about Seller which is publicly available.

4.8 Liquidity. The Buyer must hold the Securities indefinitely unless the sale or transfer thereof is subsequently registered under the Act or an exemption from such registration is available. The Buyer may not subsequently sell, assign, pledge, or otherwise transfer the Securities except: (i) pursuant to an effective registration statement registering the securities under the Act and/or applicable state securities laws, or (ii) pursuant to the opinion of counsel, which is satisfactory to the Seller, that such registration under the Act and/or such state securities laws is not required to effect such subsequent sale, assignment, pledge, or other transfer.

4.9 Legend. The following legend referring to the foregoing restrictions will be set forth on certificates representing the Securities, as set forth below:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

The following additional legend shall be set forth on certificates representing the Securities issued to Buyers resident in Canada:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) [insert issuance date of warrants], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

4.10 Certain Prohibited Persons. The Buyer is not a person or entity (a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”) is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC “Specially Designated Nationals and Blocked Persons”) or otherwise. Neither the Buyer nor any Person who owns an interest in the Buyer (collectively, a “Purchaser Party”) is a Person with whom a U.S. Person, including a United States Financial Institution as defined in 31 U.S.C. Section 5312, as amended (“Financial Institution”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

4.11 Source of Funds. The Buyer has taken such measures as are required by law to assure that the funds used to pay to the Seller the purchase price for the Securities are derived: (i) from transactions that do not violate United States law nor, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (ii) from permissible sources under United States law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.

4.12 Certain Legislation. To the best of the Buyer’s knowledge, neither the Buyer nor any Purchaser Party, nor any Person providing funds to the Buyer: (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws (as hereinafter defined); (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws. For purposes of this Section, the term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that: (i) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (ii) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (iii) require identification and documentation of the parties with whom a Financial Institution conducts business; or (iv) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA Patriot Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq. (the “Bank Secrecy Act”), the Trading with the Enemy Act, 50 U.S.C. Appendix, the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

4.13 Bank Act. The Buyer is in compliance with any and all applicable provisions of the Patriot Act including, without limitation, amendments to the Bank Secrecy Act. If the Buyer is a Financial Institution, it has established and is in compliance with all procedures required by the Buyer and the Bank Secrecy Act.

4.14 Appendix. Each Buyer has accurately and truthfully completed Appendix A attached hereto. Each Buyer that is a resident of Canada or is otherwise subject to the securities laws of any Province of Canada (a “Canadian Buyer”) has accurately and truthfully also completed Appendix B attached hereto.

4.15 Canadian Representations. Each Canadian Buyer hereby represents and warrants to Seller the representations, warranties and acknowledgements set out in Exhibit E attached hereto.

5. Further Assurances. Each of the parties shall, prior to or at the Closing, as may be appropriate, execute such documents and other papers and take such other further actions as may be reasonably required to carry out the provisions hereof and effectuate the transactions contemplated hereby. Each party shall use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions to its obligation to effect the Closing, including promptly obtaining any consents required in connection herewith.

6. Conditions Precedent to the Obligation of Buyer to Close. The obligation of each Buyer to complete the Closing is subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived by Buyer in writing:

6.1. Agreements and Conditions. On or before the Closing Date, Seller shall have complied with and duly performed and satisfied in all material respects all agreements and conditions on its part to be complied with and performed by such date pursuant to this Agreement.

6.2. Consents. Seller shall have obtained any consents necessary to effectuate this Agreement and to consummate the transactions contemplated hereby.

6.3. Registration Rights Agreement. Seller shall have duly executed and delivered to Buyer the Registration Rights Agreement.

7. Conditions Precedent to the Obligation of Seller to Close. The obligation of Seller to complete the Closing is subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived by Seller in writing:

7.1. Agreements and Conditions. On or before the Closing Date, Buyer shall have complied with and performed and satisfied in all material respects all agreements and conditions to be complied with and performed by such date pursuant to this Agreement.

7.2. Payment of Purchase Price. Buyer shall have paid to Seller the entire Purchase Price.

7.3. Registration Rights Agreement. Buyer shall have duly executed and delivered to Seller the Registration Rights Agreement.

7.4. Appendices. Buyer shall have completed and delivered to the Seller Appendix A or Appendix B, as the case may be, to this Agreement, which shall be acceptable to the Seller, in Seller’s discretion.

8. Miscellaneous.

8.1. Publicity. Subject to the requirements of the applicable securities laws, no publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by Buyer and Seller jointly.

8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile transmission, when telexed, or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	If to Seller:

RxElite Holdings Inc.
1404 N. Main St., Ste. 200
Meridian, ID 83642
Attention:  Daniel Chen, CEO
Facsimile:  (208) 288-1191

With a copy (which copy shall not constitute notice) to:

Levin & Partners, P.C.
139 East 63rd Street
New York, NY 10021
Attention: Igor Levin
Facsimile: (212) 504-3060

And

Aird & Berlis LLP
BCE Place
1800 - 181 Bay Street
Toronto, Ontario M5J 2T9
Attention: Richard M. Kimel
Facsimile: (416) 863-1515

(ii)	If to Buyer: to the address listed on Exhibit A hereto

8.3. Entire Agreement; Exercise of Rights. (a) This Agreement (including the Appendices and Exhibits hereto) embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each of the parties hereto and no waiver of any provision of this Agreement, nor consent to any departure by either party from it, shall be effective unless it is in writing and signed by the affected party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of a party to exercise, and no delay in exercising, any right under this Agreement, or any agreement contemplated hereby, shall operate as a waiver hereof by such party, nor shall any single or partial exercise of any right under this Agreement, or any agreement contemplated hereby, preclude any other or further exercise thereof or the exercise of any other right.

8.4. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Idaho, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Boise, Idaho. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Boise, Idaho for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

8.5. Expenses. Seller and Buyer shall, bear their respective expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, brokers or finders, and accountants.

8.6. Certain Agreements. Each Buyer agrees with the Seller as follows:

(a) Each Buyer acknowledges that the Seller is presently in negotiations with respect to a merger with a publicly traded U.S. company. If the Seller’s Board of Directors shall approve such merger, then each Buyer agrees to vote all of its Securities in favor of such merger, all on terms and conditions as approved by the Board of Directors.

(b) Each Buyer agrees that prior to the effectiveness of a Registration Statement, as contemplated by the Registration Rights Agreement, Buyer shall not sell, transfer, assign or pledge any Common Stock, Warrants or shares issued upon exercise of the Warrants or any of its rights under this Agreement or the Registration Rights Agreement, without the Seller’s prior written consent, which may be granted or withheld in the Seller’s absolute discretion, provided, however, that the Seller’s consent shall not be unreasonably withheld in the case of sales, transfers, assignments or pledges in favor of an immediate family member of a Buyer who is a natural person (including, trusts in favor of such persons) or if the Buyer is a legal entity, in favor of an entity controlled by or under common control with such legal entity, provided, further, however, that if the Seller shall so grant its consent, that the Seller shall receive a counterpart signature page to this Agreement agreeing to be bound hereby (including, the Appendices and Exhibits hereto) and such other items and opinions as the Seller shall reasonably request. A change of control of a Buyer that is a legal entity (whether as a result of transfer of equity or as a result of the change of a majority of its directors) shall be deemed a transfer pursuant to this clause. A Buyer’s right as a Purchaser under the Registration Rights Agreement (as such term is defined therein) may only be transferred to a transferee permitted pursuant to the terms of this Section.

Section 8.7. Certain Voting Agreements. Each Buyer agrees with the Seller as follows:

(a) Each Buyer agrees that it shall not vote any of its Securities in favor of the election of directors to (or the removal of directors from) the Seller’s Board of Directors unless such election or removal shall have been approved by a majority of the holders of Common Stock prior to giving effect to the sale of Securities pursuant to this Agreement.

(b) In connection with any matter that would require the vote of shareholders under Delaware (or any other corporate) law, each Buyer agrees that it will cast its vote in the same manner as a majority of the holders of Common Stock prior to giving effect to the sale of Securities pursuant to this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

Seller:

RxELITE HOLDINGS INC.

By:____________________________________
Name:
Title:

Buyer:

_______________________________________

By:____________________________________
Name:
Title:

APPENDIX A

THIS APPENDIX MUST BE COMPLETED BY EACH BUYER THAT IS RESIDENT IN THE UNITED STATES OF AMERICA

NAME OF BUYER:_ ______________________________________

I. PLEASE INITIAL THE SPACE AFTER THE DEFINITION OF “ACCREDITED INVESTOR” THAT APPLIES TO YOU. (ONLY ONE SPACE NEEDS TO BE INITIALED.)
(i) Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. __________

(For purposes of calculating an investor’s net worth, “net worth” is defined as the difference between total assets and total liabilities, including home, home furnishings, and personal automobiles.)

(ii) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. __________

(iii) Any entity in which all of the equity owners are accredited investors. __________

II. Please indicate the form of ownership desired for the Securities:

_______ Individual (one signature required)

_______ Joint Tenants with right of survivorship (both parties must sign)

_______ Tenants by the Entirety (both parties must sign)

_______ Tenants in Common (all parties must sign)

_______ Limited Liability Company (signature of authorized party or parties required)

III. _____________________________________________________________________________
Please PRINT here the exact name Buyer desires for registration of the Securities.

APPENDIX B

THIS APPENDIX MUST BE COMPLETED BY EACH BUYER THAT IS RESIDENT IN CANADA

PLEASE MARK YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG

In connection with the purchase by the undersigned purchaser (“Canadian Buyer”) of Securities of the Seller, Canadian Buyer or the undersigned on behalf of Canadian Buyer, as the case may be, certifies for the benefit of Seller:

Canadian Buyer, or one or more beneficial purchaser(s) for whom Canadian Buyer is acting, is a resident of, or the purchase and sale of securities to Canadian Buyer is otherwise subject to the securities legislation of, a Province or Territory of Canada and Canadian Buyer is (and will at the time of acceptance of the subscription be) an accredited investor within the meaning of National Instrument 45-106 - Prospectus and Registration Exemptions (“NI 45-106”) because Canadian Buyer, or beneficial purchaser(s) is/are:

(a) a Canadian financial institution, or a bank listed in Schedule III of the Bank Act (Canada);

(b) the Business Development Bank of Canada incorporated under the Business Development Bank Act (Canada);

(c) a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(d) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

   (e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

(f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’ le de Montréal or an intermunicipal management board in Québec;

(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

(j) an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN$1,000,000;

(k) an individual whose net income before taxes exceeded CDN$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(l) an individual who, either alone or with a spouse, has net assets of at least CDN$5,000,000;

(m) a person, other than an individual or an investment fund, that has net assets of at least CDN$5,000,000, as shown on its most recently prepared financial statements;

(n) an investment fund that distributes or has distributed its securities only to:

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 of NI 45-106 (where the person subscribes for a minimum amount investment) and 2.19 of NI 45-106 (where the person makes an additional investment in investment funds), or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of NI 45-106 (investment fund reinvestment);

(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(q) a person acting on behalf of a fully managed account managed by that person, if that person

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund;

(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdictions of the registered charity to give advice on the securities being traded;

(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i)  an accredited investor, or

(ii) an exempt purchaser in Alberta or British Columbia after NI 45-106 comes into force.

Interpretative Aids

The following definitions relate to certain of the categories of NI 45-106 - Accredited Investor set forth above:

(a)	“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

(b)	“Canadian financial institution” means

(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii)
a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c)
“control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Québec where control person means any person that holds or is one of a combination of persons that holds

(i)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

(d)	“director” means:

(i)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(e)	“eligibility adviser” means

(i)
a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(ii)
in Saskatchewan and Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officer, founders, or control persons, and

(B)
have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(f)	“executive officer” means, for an issuer, an individual who is

(i)	a chair, vice-chair or president,

(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,

(iii)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

(iv)	performing a policy-making function in respect of the issuer;

(g)	“financial assets” means

(i)	cash,

(ii)	securities, or

(iii)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(h)	“founder” means, in respect of an issuer, a person who,

(i)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(ii)	at the time of the trade is actively involved in the business of the issuer;

(i)	“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

(j)
“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(k)	“investment fund” has the same meaning as in National Instrument 81-106 - Investment Fund Continuous Disclosure;

(l)	“jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction;

(m)	“non-redeemable investment fund” means an issuer,

(i)	where contributions of securityholders are pooled for investment,

(ii)	where securityholders do not have day-to-day control over the management and investment decisions of the issuer, whether or not they have the right to be consulted or to give directions, and

(iii)
whose securities do not entitle the securityholder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets of the issuer;

(n)	“person” includes

(i)	an individual,

(ii)	a corporation,

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(o)	“regulator” means, for the local jurisdiction, the Executive Director as defined under securities legislation of the local jurisdiction;

(p)	“related liabilities” means

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii)	liabilities that are secured by financial assets;

(q)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(r)	“spouse” means, an individual who,

(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii) above, or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

(s)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

(t)	An issuer is an affiliate of another issuer if:

(i)	one of them is the subsidiary of the other, or

(ii)	each of them is controlled by the same person, and

(u)	A person (first person) is considered to control another person (second person) if:

(i)
the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(ii)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interest of the partnership, or

(iii)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

EXHIBIT A

Name	Address	# Shares of Common Stock	# Warrants	Purchase Price
US$

EXHIBIT B

Form of Registration Rights Agreement

EXHIBIT C

WARRANT

EXHIBIT D

WIRE TRANSFER INSTRUCTIONS

EXHIBIT E

CANADIAN BUYER REPRESENTATIONS

Each of the Canadian Buyers, severally and not jointly, hereby represents, warrants and acknowledges to Seller as follows:

(a) the jurisdiction referred to under “Address” in Exhibit A attached hereto is Canadian Buyer’s residence or place of business and is not created or used solely for the purpose of acquiring the Securities and Canadian Buyer is not purchasing the Securities for the account or benefit of any person in any jurisdiction other than such jurisdiction;

(b) Canadian Buyer is acting for Canadian Buyer’s own account and is acquiring the Securities as principal, to be held for investment purposes only and not with a view to resale or distribution (or Canadian Buyer is a duly licensed trust company or insurance company, or a duly registered dealer or adviser and is subscribing for the Securities for the portfolio of a person managed solely by such company, dealer or adviser);

(c) Canadian Buyer meets the definition of “accredited investor” pursuant to National Instrument 45-106 - Prospectus and Registration Exemptions and has delivered to Seller together with this Agreement a fully executed Certificate of Accredited Investor set out as Appendix B hereto;

(d) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(e) the Securities issued hereunder are subject to resale restrictions under applicable securities legislation. Canadian Buyer agrees not to resell and not to cause any purchaser of Securities to resell the Securities in Canada or to any Canadian person for a period of at least four months following the Closing Date, or for such period as is prescribed by applicable securities laws, whichever is longer, and to file all required reports of the resale of the Securities as may be required by applicable securities laws within the time periods prescribed;

(f) the certificates representing the Securities will bear the legend set forth in Section 4.9;

(g) Canadian Buyer has not received or been provided with a prospectus, offering memorandum or sales or advertising literature and Canadian Buyer’s decision to purchase the Securities was not based upon and Canadian Buyer has not relied upon any verbal or written representations as to fact made by Seller or any other person but that Canadian Buyer’s decision was based upon the information about Seller which is publicly available;

(h) no person has made any written or oral representations:

(i) that any person will resell or repurchase the Securities;

(ii) that any person will refund the aggregate Purchase Price for the Securities; or

(iii) as to the future price or value of the Securities;

(i) Canadian Buyer is not purchasing the Securities with knowledge of material information concerning Seller which has not been generally disclosed;

(j) Canadian Buyer’s purchase of the Securities has not been made through or as a result of, and the distribution of the Securities is not being accompanied by, an advertisement, including in electronic display, or general solicitation;

(k) Seller is relying on an exemption from the requirement to provide Canadian Buyer with a prospectus under applicable securities laws and, as a consequence of acquiring the Securities pursuant to such exemption, certain protections, rights and remedies provided by applicable securities laws, including statutory rights of rescission or damages, may not be available to Canadian Buyer (depending on the jurisdiction in which Canadian Buyer resides);

(l) Canadian Buyer has been advised to consult its own legal advisors with respect to trading in the Securities and with respect to resale restrictions imposed thereon by applicable securities laws;

(m) Canadian Buyer is solely responsible (and Seller is not in any way responsible) for compliance with applicable resale restrictions under applicable securities laws;

(n) to Canadian Buyer’s knowledge, none of the funds being used to purchase the Securities are proceeds obtained or derived directly or indirectly as a result of illegal activity;

(o)  Canadian Buyer is not and any beneficial purchaser for whom Canadian Buyer is contracting hereunder is not a promoter of Seller within the meaning of applicable securities laws;

(p) in order to comply with Canadian legislation aimed at the prevention of money laundering, Seller may require additional information concerning investors from time to time, and Canadian Buyer agrees to provide all such information. Canadian Buyer further acknowledges that if, as a result of any information or other matter which comes to Seller’s attention, any director, officer or employee of Seller, or its professional advisers, knows or suspects that a Canadian Buyer is engaged in money laundering, such person is required to report such information or other matter to the Financial Transactions and Reports Analysis Centre of Canada and such report shall not be treated as a breach of any restriction upon the disclosure of information imposed by Canadian law or otherwise; and

(q) if Canadian Buyer is resident in the Province of Ontario, Seller is required to file an Authorization of Indirect Collection of Personal Information for Distributions in Ontario, which contains Canadian Buyer’s personal information and details of the sale of the Common Stock and Warrants. Canadian Buyer is hereby notified: (i) of the delivery to the Ontario Securities Commission of Canadian Buyer’s full name, residential address and telephone number; (ii) that this information is being collected indirectly by the Ontario Securities Commission under the authority granted to it in securities legislation; (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and (iv) that the public official set out below can answer questions about the Ontario Securities Commission’s indirect collection of the information. By signing this Agreement, Canadian Buyer hereby authorizes the indirect collection of the information by the Ontario Securities Commission.

Ontario Securities Commission
Suite 1903, Box 5520 Queen Street West
Toronto, Ontario M5H 3S8

Telephone: (416) 593-3682
Facsimile: (416) 593-8252

Public official contact regarding indirect collection of information:
Administrative Assistant to the Director of Corporate Finance

Telephone: (416) 593-8086